Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Phosphate Holdings, Inc. and subsidiary of our report, dated August 25, 2008, relating to our audit of the consolidated financial statements, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” and “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” in such prospectus.

HORNE LLP

/s/ HORNE LLP

Jackson, Mississippi

October 10, 2008